EXHIBIT 16

                         [ ARTHUR ANDERSEN LETTERHEAD ]

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                                               Arthur Andersen LLP

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                                               1601 Market Street
                                               Philadelphia PA 19103-2499
                                               215 241 7300

January 7, 1997

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated December 31, 1996 of Regent Bancshares Corp. filed with the Securities and Exchange Commission on January 7, 1997, and are in agreement with the statements contained therein. We have no knowledge of any decisions made or actions taken by the Company subsequent to our resignation as auditors on December 31, 1996.

Very truly yours,

/s/ Arthur Andersen LLP


ELC